Exhibit 99.1

CHINA EVERGREEN ENVIRONMENTAL CORPORATION

CHANGES NAME TO CHINA WATER GROUP, INC.

TO REFLECT ITS FOCUS ON WASTEWATER TREATMENT IN CHINA

GUANGZHOU, CHINA, November 13, 2006 – The former China Evergreen Environmental Corporation (OTCBB: CEEC) announced today that it has changed its name, effective November 7, 2006, to China Water Group, Inc. to reflect its focus on China’s water treatment and supply needs and on build-operate-transfer (BOT), transfer-operate-transfer (TOT), and turnkey wastewater treatment facilities in China.

“China’s water treatment and supply needs have been well documented and continue to be of concern to the PRC government,” commented Mr Pu Chongliang, Chairman and CEO of China Water Group. “Our new name reflects our commitment to our investors that we fully intend to be one of the solutions to China’s water needs.”

About China Water Group

China Water Group is a leading designer, engineer and developer of wastewater treatment facilities in China. With its proprietary technology resources and project management experience, China Water Group provides turn-key, BOT and TOT services to a range of industrial companies and municipalities throughout China. China Water Group also markets and sells its proprietary GM Bio-carriers, a natural, chemical-free process designed to improve the efficiency of the wastewater treatment process.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made on behalf of China Water Group and its subsidiaries. All such forward-looking statements are, by necessity, only estimates of future results and actual results achieved by China Water Group may differ materially from these statements due to a number of factors. Any forward-looking statements speak only as of the date made. Statements in this document that are not purely historical are forward-looking statements, including any statements as to the beliefs, plans, expectations, or intentions regarding the future. Risk factors that may cause results to differ from projections includes, without limitation, loss of suppliers, loss of customers, inadequate capital, competition, loss of key executives, declining prices and other economic factors. China Water Group assumes no obligations to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements. You should independently investigate and fully understand all risks before making investment decisions.

Contact:

Martin E. Janis & Company, Inc.

Beverly Jedynak,

312-943-1100 ext. 12

312-943-3583 (fax)

bjedynak@janispr.com

or

Westminster Securities Corporation

Financial Advisors to China Water Group

Matthew R. McGovern,

212-878-6513

212-878-6545 (fax)

mmcgovern@westminstersecurities.com

or

China Water Group

Peh Chung Lim (aka James Lim),

8620-3479-9708

8620-3479-9768 (fax)

jameslim@gdxsg.com